Exhibit 99.1

Altimmune Announces Second Quarter 2026 Financial Results and Business Update

Initiated global PERFORMA Phase 3 trial in MASH

Reported positive topline data from RECLAIM Phase 2 trial in AUD

Completed patient enrollment in RESTORE Phase 2 trial in ALD

$519 million in cash, cash equivalents and investments as of June 30, 2026

Webcast to be held today at 8:30 a.m. ET

GAITHERSBURG, MD – August 12, 2026 – Altimmune, Inc. (Nasdaq: ALT), a late clinical-stage biopharmaceutical company developing pemvidutide to address serious liver diseases, today announced financial results for the second quarter ended June 30, 2026, and provided a corporate update.

“We have achieved several important milestones as we continue to successfully execute our strategy, including the initiation of the PERFORMA Phase 3 MASH trial and positive topline data from the RECLAIM Phase 2 AUD trial. The team remains focused on advancing our differentiated pemvidutide franchise in both MASH and AUD, each an area of unmet need with substantial future sales potential,” said Jerry Durso, Chief Executive Officer and Chairman of the Board of Altimmune. “We are also pleased to announce completion of enrollment in the RESTORE Phase 2 ALD trial. Our momentum positions Altimmune to deliver on our goals of bringing pemvidutide to patients with serious liver diseases and creating value for shareholders.”

Key Highlights and Anticipated Milestones

Metabolic Dysfunction-Associated Steatohepatitis (MASH)

●	Pemvidutide was granted Breakthrough Therapy Designation by the U.S. Food and Drug Administration (FDA) based on 24-week data from the IMPACT Phase 2b trial
●	In August 2026, the Company announced the initiation of the global PERFORMA Phase 3 MASH trial, with 52-week data readout anticipated in 2029
o	The PERFORMA trial is a Phase 3, Global, Randomized, Double-blind, Placebo-controlled, Parallel-group Study to Evaluate the Efficacy, Safety, and Clinical Outcomes of Pemvidutide in Subjects with MASH

Alcohol Use Disorder (AUD)

●	In July 2026, the Company reported positive topline results from the RECLAIM Phase 2 trial of pemvidutide in AUD
o	The RECLAIM trial evaluated the safety and efficacy of pemvidutide versus placebo in 100 patients with AUD over a 24-week treatment period
o	Pemvidutide achieved a statistically significant and clinically meaningful reduction in heavy drinking days, the primary endpoint of the trial
o	Important secondary endpoints were also met, including a 2-level reduction in WHO-risk drinking levels and zero heavy drinking days, both recognized by the FDA as registrational endpoints
o	A generally favorable safety and tolerability profile was observed in the trial
o	The Company plans to request an End-of-Phase 2 meeting with the FDA and engage with the European regulatory agencies to discuss a path forward in AUD
o	The FDA granted Fast Track designation to pemvidutide for the treatment of AUD

Alcohol-associated Liver Disease (ALD)

●	In July 2026, the Company completed patient enrollment in the RESTORE Phase 2 trial of pemvidutide in ALD
o	The RESTORE trial is a 48-week study evaluating the safety and efficacy of pemvidutide versus placebo in approximately 120 patients with liver disease due to excessive alcohol consumption
o	The trial enrolled patients with ALD and a history of chronic and heavy drinking at baseline
o	To support future regulatory discussions, the Company has amended the trial protocol to more fully evaluate the liver benefits pemvidutide may provide after one year of treatment in the ALD population
o	The primary endpoint, change from baseline in Liver Stiffness Measurement (LSM), will now be assessed hierarchically at Week 48 and then at Week 24
o	The secondary endpoints include changes in Enhanced Liver Fibrosis (ELF) score, alcohol consumption and body weight
o	The Company expects to report topline data in the second half of 2027

Corporate Updates

●	In April 2026, the Company completed an oversubscribed public offering of common stock, pre-funded warrants, and stock warrants, resulting in gross proceeds of $225.0 million
●	In June 2026, the Company announced plans to relocate its corporate headquarters to Morristown, New Jersey later in 2026

Financial Results for the Three Months Ended June 30, 2026

●	Altimmune reported cash, cash equivalents and investments totaling $519 million as of June 30, 2026
●	Research and development (R&D) expenses were $18.7 million for the three months ended June 30, 2026, compared to $17.2 million in the same period in 2025, with the increase driven primarily by the ongoing ALD trial as well as the startup costs for the PERFORMA Phase 3 trial in MASH, partially offset by the decrease in expenses related to completion of the IMPACT Phase 2b trial in MASH, which was ongoing in 2025. R&D expenses for the quarter ended June 30, 2026, included $11.6 million in direct costs related to pemvidutide development activities
●	General and administrative (G&A) expenses were $7.6 million for the three months ended June 30, 2026, compared to $5.7 million in the same period in 2025. The increase was driven primarily by an increase in professional services and compensation expenses in the second quarter of 2026
●	Interest income was $4.5 million for the three months ended June 30, 2026
●	Net loss for the three months ended June 30, 2026, was $22.8 million, or $0.12 net loss per share, compared to a net loss of $22.1 million, or $0.27 net loss per share, in the same period in 2025

Conference Call Information:

Date:	August 12, 2026
Time:	8:30 a.m. Eastern Time
Webcast:	To listen, the conference call will be webcast live on Altimmune’s Investor Relations (IR) website at https://ir.altimmune.com/investors.
Dial-in:	To participate or dial-in, register here to receive the dial-in numbers and unique PIN to access the call.

Following the conclusion of the call, the webcast will be available for replay on the IR page of the Company’s website at www.altimmune.com. The Company has used, and intends to continue to use, the IR portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Pemvidutide

Pemvidutide is an investigational novel peptide with balanced 1:1 glucagon/GLP-1 dual receptor agonist activity that has an effect on reducing liver fat, inflammation, and fibrosis, in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), alcohol use disorder (AUD), and alcohol-associated liver disease (ALD). The activation of glucagon receptors results in direct effects on the liver, while GLP-1 receptors mediate metabolic effects such as appetite suppression and weight loss and are involved in pathways related to craving and reward.

The FDA granted Fast Track designations to pemvidutide for the treatment of MASH and AUD, as well as Breakthrough Therapy Designation for MASH. In December 2025, the Company announced topline 48-week data from the IMPACT Phase 2b trial in MASH. In July 2026, the PERFORMA Phase 3 trial, a global, randomized, double-blind, placebo-controlled, parallel-group study of pemvidutide in patients with MASH was initiated. In July 2026, the Company announced positive topline results from the RECLAIM Phase 2 trial in AUD. In July 2026, the Company completed enrollment of the RESTORE Phase 2 trial in ALD.

About Altimmune

Altimmune is a late clinical-stage biopharmaceutical company developing therapies for patients with serious liver diseases. The Company’s lead candidate, pemvidutide, is a unique dual-action therapy targeting both glucagon and GLP-1 receptors in a balanced 1:1 ratio in development for the treatment of metabolic dysfunction-associated steatohepatitis (MASH), alcohol use disorder (AUD) and alcohol-associated liver disease (ALD). For more information, please visit www.altimmune.com.

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Forward-Looking Statements

Any statements made in this press release related to the development or commercialization of pemvidutide, an investigational product candidate, and other business, regulatory and financial matters including without limitation, clinical trial study design, status, correspondence, results and data, including the ongoing PERFORMA and RESTORE trials, the timing of key milestones for the Company’s clinical programs, future plans or expectations for pemvidutide for the treatment of MASH, AUD and ALD, the potential benefits of Fast Track and Breakthrough Therapy Designations, including potential regulatory timeline and approval benefits, the Company’s financial position, and the prospects for receiving regulatory approval or commercializing or selling any product or drug candidates, financial results, and the impact of the changes to our leadership and governance structure, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Altimmune, Inc. may identify forward-looking statements. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including risks relating to: delays in regulatory review, manufacturing and supply chain interruptions, access to clinical sites, enrollment, adverse effects on healthcare systems and disruption of the global economy;  the reliability of the results of studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates; the Company's ability to manufacture clinical trial materials on the timelines anticipated; and the success of future product advancements, including the success of future clinical trials. Further information on the factors and risks that could affect the Company's business, financial conditions and results of operations are contained in the Company's filings with the U.S. Securities and Exchange Commission, including under the heading "Risk Factors" in the Company's most recent annual report on Form 10-K, quarterly report on Form 10-Q and the Company’s other filings with the SEC, which are available at www.sec.gov.

Investor Contact:

Luis Sanay, CFA Vice President, Investor Relations
ir@altimmune.com

Media Contact:

Real Chemistry
altimmune@realchemistry.com

ALTIMMUNE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per-share amounts)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$63,008	$43,760
Restricted cash	42	42
Total cash, cash equivalents and restricted cash	63,050	43,802
Short-term investments	263,273	229,696
Accounts and other receivables	3,341	1,219
Income tax and R&D incentive receivables	—	518
Prepaid expenses and other current assets	5,151	2,957
Total current assets	334,815	278,192
Long-term investments	192,247	—
Property and equipment, net	60	312
Other assets	90	1,425
Total assets	$527,212	$279,929
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,272	$2,717
Accrued expenses and other current liabilities	11,229	12,280
Total current liabilities	12,501	14,997
Term loan, noncurrent	34,742	34,287
Other noncurrent liabilities	5,761	5,753
Total liabilities	53,004	55,037
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 400,000,000 and 200,000,000 shares authorized; 194,474,154 and 110,882,735 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	19	11
Additional paid-in capital	1,175,098	879,292
Accumulated deficit	(694,871)	(649,483)
Accumulated other comprehensive loss, net	(6,038)	(4,928)
Total stockholders’ equity	474,208	224,892
Total liabilities and stockholders’ equity	$527,212	$279,929

ALTIMMUNE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$—	$5	$—	$10
Operating expenses:
Research and development	18,655	17,236	34,847	33,063
General and administrative	7,574	5,691	15,626	11,684
Total operating expenses	26,229	22,927	50,473	44,747
Loss from operations	(26,229)	(22,922)	(50,473)	(44,737)
Other income (expense):
Interest expense	(1,097)	(264)	(2,165)	(265)
Interest income	4,526	1,132	7,427	2,677
Other income (expense), net	(25)	(92)	(177)	(77)
Total other income (expense), net	3,404	776	5,085	2,335
Net loss before income taxes	(22,825)	(22,146)	(45,388)	(42,402)
Income tax expense (benefit)	—	—	—	(681)
Net loss	(22,825)	(22,146)	(45,388)	(41,721)
Other comprehensive income — unrealized loss on investments	(814)	(36)	(1,110)	(66)
Comprehensive loss	$(23,639)	$(22,182)	$(46,498)	$(41,787)
Net loss per share, basic and diluted	$(0.12)	$(0.27)	$(0.29)	$(0.53)
Weighted-average common shares outstanding, basic and diluted	185,443,736	81,477,548	155,121,235	78,529,028